As filed with the Securities and Exchange Commission on January 22, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASSURANT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	39-1126612
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

260 Interstate North Circle SE

Atlanta, Georgia 30339

(770) 763-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jay Rosenblum

Executive Vice President, Chief Legal Officer

Assurant, Inc.

260 Interstate North Circle SE

Atlanta, Georgia 30339

(770) 763-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Richard D. Truesdell, Jr.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

ASSURANT, INC.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Units

We may offer these securities or a combination of these securities from time to time on terms to be determined at the time of the offering. We may sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the specific terms of the securities and describe the manner in which they may be offered in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our shares of common stock are listed on the New York Stock Exchange under the trading symbol “AIZ”. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus and any applicable prospectus supplement may be used in the initial sale of the securities or in resales by selling securityholders. In addition, Assurant, Inc. or any of its affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

You should consider carefully the risk factors beginning on page 5 of this prospectus and included in our reports filed with the Securities and Exchange Commission and in any applicable prospectus supplement before purchasing any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer and the manner in which they may be offered. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will describe the specific terms of the offering and the specific manner in which the securities will be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to the offering, which we refer to as “other offering material”. The prospectus supplement, pricing supplement and any other offering material may add to, update or change the information contained in this prospectus. Throughout this prospectus, where we indicate that material may be supplemented in a prospectus supplement, that information may also be supplemented in other offering material provided to you. If there is any inconsistency between the information in this prospectus and any prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or other offering material. Please carefully read this prospectus, the prospectus supplement, the pricing supplement and any other offering material together with the information contained in the documents we refer to under the heading “Where You Can Find More Information”.

We are responsible for the information contained in or incorporated by reference in this prospectus, the applicable prospectus supplement and any pricing supplement or other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. We have not authorized anyone to provide you with different information and we take no responsibility for any other information that others may give you. You should assume that the information appearing in or incorporated by reference into this prospectus, any prospectus supplement and any pricing supplement or other offering material is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither we nor any underwriters or agent whom we may from time to time retain is making or will make an offer of the securities in any jurisdiction where the offer or sale is not permitted.

FORWARD-LOOKING INFORMATION

Some of the statements included in this prospectus and the documents incorporated by reference in this prospectus, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words such as “outlook”, “objective”, “will”, “may”, “can”, “anticipates”, “expects”, “estimates”, “projects”, “intends”, “plans”, “believes”, “targets”, “forecasts”, “potential”, “approximately”, and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments.

The following factors could cause our actual results to differ materially from those currently estimated by management:

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the loss of significant clients, distributors or other parties with whom we do business, or if we are unable to renew contracts with them on favorable terms, or if they disintermediate us, or if those parties face financial, reputational or regulatory issues;

•	significant competitive pressures, changes in customer preferences and disruption;

•	the failure to execute our strategy, including through the continuing service of key executives, senior leaders, highly-skilled personnel and a high-performing workforce;

•	the failure to find suitable acquisitions at attractive prices, integrate acquired businesses or divest of non-strategic businesses effectively or identify new areas for organic growth;

•	our inability to recover should we experience a business continuity event;

•	the failure to manage vendors and other third parties on whom we rely to conduct business and provide services to our clients;

•	risks related to our international operations;

•	declines in the value and availability of mobile devices, and export compliance or other risks in our mobile business;

•	our inability to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships;

•	risks associated with joint ventures, franchises and investments in which we share ownership and management with third parties;

•	the impact of catastrophe and non-catastrophe losses, including as a result of the current inflationary environment and climate change;

•	negative publicity relating to our business, industry or clients;

•

the impact of general economic, financial market and political conditions (including the Israel-Hamas war) and conditions in the markets in which we operate, including the current inflationary environment;

•	the adequacy of reserves established for claims and our inability to accurately predict and price for claims and other costs;

•	a decline in financial strength ratings of our insurance subsidiaries or in our corporate senior debt ratings;

•	fluctuations in exchange rates, including in the current environment;

•	an impairment of goodwill or other intangible assets;

•	the failure to maintain effective internal control over financial reporting;

•	unfavorable conditions in the capital and credit markets;

•	a decrease in the value of our investment portfolio, including due to market, credit and liquidity risks, and changes in interest rates;

•	an impairment in the value of our deferred tax assets;

•	the unavailability or inadequacy of reinsurance coverage and the credit risk of reinsurers, including those to whom we have sold business through reinsurance;

•	the credit risk of some of our agents, third-party administrators and clients;

•	the inability of our subsidiaries to pay sufficient dividends to the holding company and limitations on our ability to declare and pay dividends or repurchase shares;

•	limitations in the analytical models we use to assist in our decision-making;

•	the failure to effectively maintain and modernize our information technology systems and infrastructure, or the failure to integrate those of acquired businesses;

•

breaches of our information technology systems or those of third parties with whom we do business, or the failure to protect the security of data in such systems, including due to cyberattacks and as a result of working remotely;

•	the costs of complying with, or the failure to comply with, extensive laws and regulations to which we are subject, including those related to privacy, data security, data protection and tax;

•	the impact of litigation and regulatory actions;

•	reductions or deferrals in the insurance premiums we charge;

•	changes in insurance, tax and other regulations, including the Inflation Reduction Act of 2022;

•	volatility in our common stock price and trading volume; and

•	employee misconduct.

For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the SEC, including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

ABOUT ASSURANT, INC.

Assurant is a leading global business services company that supports, protects and connects major consumer purchases. We support the advancement of the connected world by partnering with the world’s leading brands to develop innovative solutions and to deliver an enhanced customer experience. As used in this prospectus, unless we state otherwise or the context indicates otherwise, “Assurant”, the “Company”, “we”, “our” and similar terms mean Assurant, Inc., and its subsidiaries.

We operate in North America, Latin America, Europe and Asia Pacific through two operating segments: Global Lifestyle and Global Housing. Through our Global Lifestyle segment, we provide mobile device solutions, extended service products and related services for consumer electronics and appliances, and credit and other insurance products (referred to as “Connected Living”); and vehicle protection, leased and financed solutions and other related services (referred to as “Global Automotive”). Through our Global Housing segment, we provide lender-placed and voluntary homeowners insurance and manufactured housing insurance, and lender-placed flood insurance (referred to as “Homeowners”); and renters insurance and related and other products (referred to as “Renters and Other”).

Our Competitive Strengths

Our financial strength and capabilities across our businesses create competitive advantages that we believe allow us to support our clients, deliver superior experience for their customers and drive sustainable profitable growth over the long term.

Our financial strength. We believe we have a strong balance sheet and operating cash flows. As of December 31, 2022, we had $33.12 billion in total assets and our debt to total capital was 33.5%. Our Global Lifestyle and Global Housing segments generate significant operating cash flows, which provides us with the flexibility to make investments to strengthen our strategic capabilities and enhance our partnerships with our clients.

Insights and capabilities enable innovation to meet evolving consumer needs. We have a deep understanding of our clients and the consumer markets they serve. We seek to leverage consumer insights, together with extensive capabilities, to identify and anticipate the needs of our clients and the consumers they serve. We intend to leverage those insights with investments in emerging technologies and operations, including digital-first solutions, to introduce innovative products and services and continuously adapt those offerings to the changing needs of the consumers in the connected world.

Value chain integration and customer experience. We own or manage multiple pieces of the value chain, which enables us to create products and service offerings based on client and consumer needs and provide a seamless customer experience. Offering end-to-end solutions allows us to provide additional value for consumers and adapt more quickly and efficiently to their needs. Visibility across the value chain helps us leverage insights to further improve the customer experience and our offerings. Our ability to introduce value-added services and capabilities across the value chain and provide a superior customer experience allows us to strengthen our partnerships and our competitive position.

Our Strategy for Profitable Growth

Our vision is to be the leading global business services company supporting the advancement of the connected world. As we focus on executing our vision, we believe we are positioned for continued long-term profitable growth by:

Growing our portfolio of market-leading businesses. Our businesses represent a group of leading, service-oriented offerings focused on compelling growth opportunities. This includes capitalizing on the convergence of the connected world in the global markets and geographies in which we operate. We intend to grow our businesses by strengthening our partnerships with major clients and prospects globally, while continuing to invest in talent, capabilities and technology, including digital, to enable us to deliver a superior customer experience, as well as further broadening our offerings and diversifying our distribution channels. As our service offerings expand, we expect to generate a more diversified mix of business and earnings, with decreasing exposure to catastrophe risk.

Providing integrated offerings through a superior, digital-first customer experience. As we continue to evolve our product and service capabilities and respond to client and consumer needs, we expect to accelerate the pace of innovation for our integrated offerings and drive additional value through a superior, digital-first customer experience.

Deploying our capital strategically. We intend to maintain our strong financial position and our prudent capital management approach. We generally deploy capital to invest in and grow our businesses, pay dividends and repurchase shares. Our approach to mergers, acquisitions and other growth opportunities reflects our strategic and disciplined approach to capital management. We target new businesses and capabilities, organically and through acquisitions, that complement or support our strategy.

Investing in talent. Our employees play a critical role in contributing to our success and supporting our business strategy. We believe in fostering a diverse, equitable and inclusive culture to drive sustained profitable growth through innovation. We are focused on strategically attracting, developing, retaining and motivating our talent, as we prioritize programs and initiatives aimed at investing in our talent.

Assurant, Inc. was incorporated in Delaware in 2003. Our predecessor, Fortis, Inc., was incorporated in Nevada in 1969. Fortis, Inc. was merged with and into Assurant, Inc. in 2004. Our principal executive offices are located at 260 Interstate North Circle SE, Atlanta, Georgia 30339. Our telephone number is (770) 763-1000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains information we and other issuers have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of our periodic reports and certain other information filed or furnished by us with the SEC are also available, free of charge, on our website at http://www.assurant.com. Except as specifically noted, information on our website and the websites of our operating companies is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and its exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s Internet site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus and until all of the offered securities are sold other than the information that is deemed to be furnished and not filed in accordance with SEC rules. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023;

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our Current Reports on Form 8-K filed with the SEC on February 28, 2023, March 13, 2023, May 12, 2023, November  9, 2023, November  15, 2023 (excluding Item 7.01 and the related exhibit) and January 19, 2024;

•	our definitive proxy statement filed on March 23, 2023 pursuant to Section 14 of the Exchange Act;

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the description of our common stock in our Registration Statement on Form 8-A filed with the SEC on February 2, 2004, including any amendments and reports filed for the purpose of updating such description; and

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the description of our 5.25% Subordinated Notes due 2061 contained in our Registration Statement on Form 8-A, filed with the SEC on November 19, 2020, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. You may obtain these copies by writing to Investor Relations, Assurant, Inc., 260 Interstate North Circle SE, Atlanta, Georgia 30339 or by dialing (770) 763-1000.

We are responsible for the information contained in or incorporated by reference in this prospectus, the applicable prospectus supplement and any pricing supplement or other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. We have not authorized anyone to provide you with different information and we take no responsibility for any other information that others may give you. You should assume that the information appearing in or incorporated by reference into this prospectus, any prospectus supplement and any pricing supplement or other offering material is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither we nor any underwriters or agent whom we may from time to time retain is making or will make an offer of the securities in any jurisdiction where the offer or sale is not permitted.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. These risks are discussed more fully in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, in each case as those risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. These risks and uncertainties include, but are not limited to, the following:

Business, Strategic and Operational Risks

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Our revenues and profits may decline if we are unable to maintain relationships with significant clients, distributors and other parties, or renew contracts with them on favorable terms, or if those parties face financial, reputational or regulatory issues.

•	Significant competitive pressures, changes in customer preferences and disruption could adversely affect our results of operations.

•

The success of our business depends on the execution of our strategy, including through the continuing service of key executives, senior leaders, highly-skilled personnel and a high-performing workforce.

•

We may be unable to find suitable acquisition candidates at attractive prices, integrate acquired businesses or divest of non-strategic businesses effectively or identify new areas for organic growth, which could have a material adverse effect on our business, financial condition and results of operations.

•	Our inability to successfully recover should we experience a business continuity event could have a material adverse effect on our business, financial condition and results of operations.

•	Failure to successfully manage vendors and other third parties could adversely affect our business.

•	We face risks associated with our international operations.

•	Our mobile business is subject to the risk of declines in the value and availability of mobile devices in our inventory, and to export compliance and other risks.

•	Sales of our products and services may decline if we are unable to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships.

•	We face risks associated with joint ventures, franchises and investments in which we share ownership or management with third parties.

•

Catastrophe and non-catastrophe losses, including as a result of climate change and the current inflationary environment, could materially reduce our profitability and have a material adverse effect on our results of operations and financial condition.

•	Negative publicity relating to our business, industry or clients may have a material adverse effect on our financial results.

Macroeconomic, Political and Global Market Risks

•	General economic, financial market and political conditions and conditions in the markets in which we operate may materially adversely affect our results of operations and financial condition.

Financial Risks

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Our actual claims losses may exceed our reserves for claims, requiring us to establish additional reserves or to incur additional expense for settling unreserved liabilities, which could have a material adverse effect on our results of operations, profitability and capital.

•	We may be unable to accurately predict and price for claims and other costs, which could reduce our profitability.

•	A decline in the financial strength ratings of our insurance subsidiaries could adversely affect our results of operations and financial condition.

•	A credit rating agency downgrade of our corporate senior debt rating could materially and adversely impact our business.

•	Fluctuations in the exchange rate of the U.S. Dollar and other foreign currencies may materially and adversely affect our results of operations.

•	An impairment of our goodwill or other intangible assets could materially adversely affect our results of operations and book value.

•	Failure to maintain effective internal control over financial reporting could have a material adverse effect on our business and stock price.

•	Unfavorable conditions in the capital and credit markets may significantly and adversely affect our access to capital and our ability to pay our debts or expenses.

•	Our investment portfolio is subject to market risk, including changes in interest rates, that may adversely affect our results of operations and financial condition.

•	Our investment portfolio is subject to credit, liquidity and other risks that may adversely affect our results of operations and financial condition.

•	The value of our deferred tax assets could become impaired, which could materially and adversely affect our results of operations and financial condition.

•	Reinsurance may not be adequate or available to protect us against losses, and we are subject to the credit risk of reinsurers.

•	Through reinsurance, we have sold or exited businesses that could again become our direct financial and administrative responsibility if the reinsurers become insolvent.

•	Due to the structure of our commission program, we are exposed to risks related to the creditworthiness and reporting systems of some of our agents, third-party administrators and clients.

•	Our subsidiaries’ inability to pay us sufficient dividends could prevent us from meeting our obligations and paying future stockholder dividends.

•	Our ability to declare and pay dividends on our capital stock may be limited.

•	Actual results may differ materially from the analytical models we use to assist in our decision-making in key areas such as pricing, catastrophe risks, reserving and capital management.

Technology, Cybersecurity and Privacy Risks

•	The failure to effectively maintain and modernize our information technology systems and infrastructure and integrate those of acquired businesses could adversely affect our business.

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We could incur significant liability if our information technology systems or those of third parties are breached or we or third parties otherwise fail to protect the security of data residing on our respective systems, which could adversely affect our business and results of operations.

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The costs of complying with, or our failure to comply with, U.S. and foreign laws related to privacy, data security and data protection could adversely affect our financial condition, operating results and reputation.

Legal and Regulatory Risks

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We are subject to extensive laws and regulations, which increase our costs and could restrict the conduct of our business, and violations or alleged violations of such laws and regulations could have a material adverse effect on our reputation, business and results of operations.

•	Changes in tax laws and regulations could have a material adverse impact on our results of operations and financial condition.

•	Our business is subject to risks related to litigation and regulatory actions.

•	Our business is subject to risks related to reductions in the insurance premium rates we charge.

•	Changes in insurance regulation may reduce our profitability and limit our growth.

General Risk Factors

•	Our common stock may be subject to stock price and trading volume volatility.

•	Employee misconduct could harm us by subjecting us to significant legal liability, regulatory scrutiny and reputational harm.

•	Applicable laws and our certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider to be in their best interests.

The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale or resale of the securities referenced in this prospectus for (a) general corporate purposes, which may include, among other things, working capital, contributions of capital to our insurance underwriting and other subsidiaries, capital expenditures, the repurchase of shares of common stock, the repayment of short-term borrowings or other debt or acquisitions, or (b) any other purpose disclosed in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

References to “Assurant”, the “Company”, “us”, “we” or “our” in this section mean Assurant, Inc., and do not include the subsidiaries of Assurant, Inc. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will be issued under our senior debt indentures described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional unsecured indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities issued under the indentures (as defined below).

The Senior and Subordinated Debt Indentures

The senior debt securities are governed by documents called the “senior debt indentures” (the Senior Debt Indenture dated as of February 18, 2004 between us and U.S. Bank Trust Company, National Association, successor to U.S. Bank National Association (as successor to SunTrust Bank), as trustee, which we refer to as the “2004 senior debt indenture”, and the Indenture, dated as of March 28, 2013, between us and U.S. Bank Trust Company, National Association, successor to U.S. Bank National Association, as trustee, as amended by the First Supplemental Indenture, dated as of February 28, 2023, between us and U.S. Bank Trust Company, National Association, as trustee, which we refer to as the “2013 senior debt indenture”), and the subordinated debt securities are governed by the Subordinated Indenture dated as of March 27, 2018 between us and U.S. Bank Trust Company, National Association, successor to U.S. Bank National Association, as trustee, which we refer to as the “subordinated debt indenture” (and together with the senior debt indentures, collectively, the “indentures”). A number of provisions of the above-referenced three indentures are identical; however, the provisions relating to subordination are included only in the subordinated debt indenture and certain provisions described below under “— Notices”, “— Modification and Waiver of the Debt Securities”, “— Reports”, “— Restrictive Covenants” and “— Events of Default” vary substantially among the indentures.

Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture. See “–– Our Relationship with the Trustee”.

The trustee has two main roles:

1. The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indentures or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under “— Events of Default — Remedies If an Event of Default Occurs”.

2. The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder’s debt securities to a new buyer if a holder sells.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities are governed by New York law. A copy of each indenture is an exhibit to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

We may issue as many distinct series of debt securities under any of the indentures as we wish. The provisions of the senior debt indentures and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition, we may offer debt securities, together with other debt securities, warrants, stock purchase contracts, preferred stock or common stock in the form of units, as described below under “Description of Units We May Offer”.

This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description in the prospectus supplement of the particular terms of the series of debt securities you are offered. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

Under the 2013 senior debt indenture and the subordinated debt indenture (but not the 2004 senior debt indenture), we may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Section 101 of the 2013 senior debt indenture and the subordinated debt indenture) The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe the risks and certain additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable, per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

•	any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer or the holder;

•

the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•

if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $1,000 and any integral multiples thereof, the denominations in which the series of debt securities will be issuable;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•

if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, or interest on the series of debt securities;

•	the applicability of the provisions described under “–– Restrictive Covenants” and “— Defeasance” below;

•	any event of default under the series of debt securities if different from those described under “— Events of Default” below;

•	if the debt securities will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

•

if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

•	any other special feature of the series of debt securities.

In addition to the items above, the prospectus supplement relating to a series of debt securities issued under the 2004 senior debt indenture will also describe the following terms of the series:

•	the provisions of the indenture, if any, that shall not apply to the series of debt securities;

•	the right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period; and

•	whether the Company shall enter into an exchange and registration rights agreement with respect to the debt securities.

An investment in debt securities may involve special risks, including risks associated with indexed securities and currency-related risks if the debt security is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We will describe these risks in the prospectus supplement relating to specific debt securities.

Overview of Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

•	Notices regarding the debt securities that we and the trustee may send to holders;

•	Holders’ rights in several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

•

Restrictive Covenants contained in the indenture which specify particular business actions that we promise not to take (particular debt securities of a series may have additional restrictive covenants);

•	Reports that we are required to file with the trustee;

•	Subordination Provisions in the subordinated debt indenture that may prohibit us from making payment on those securities;

•	Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called Defeasance; and

•	Holders’ rights if we experience certain Events of Default.

Additional Mechanics

Form, Exchange and Transfer

Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations that are even multiples of $1,000 (Section 302 of the 2013 senior debt indenture and the subordinated debt indenture, Section 3.2 of the 2004 senior debt indenture)

If a debt security is issued as a registered global debt security, only the depositary — e.g., DTC, Euroclear and Clearstream, each as defined below under “Legal Ownership and Book-Entry Issuance” — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. Those who own beneficial interests in a global security do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under “Legal Ownership and Book-Entry Issuance”.

Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305 of the 2013 senior debt indenture and the subordinated debt indenture, Section 3.5 of the 2004 senior debt indenture) This is called an exchange.

Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform this service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 305 of the 2013 senior debt indenture and the subordinated debt indenture, Section 3.5 of the 2004 senior debt indenture) The trustee’s agent may require an indemnity against any loss, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the trust or trusts before replacing any debt securities.

Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002 of the 2013 senior debt indenture and the subordinated debt indenture, Section 10.2 of the 2004 senior debt indenture)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305 of the 2013 senior debt indenture and the subordinated debt indenture, Section 3.5 of the 2004 senior debt indenture)

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in the prospectus supplement. (Section 307 of the 2013 senior debt indenture and the subordinated debt indenture, Section 3.10 of the 2004 senior debt indenture) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in the Borough of Manhattan, the City of New York. That office is currently located at U.S. Bank Trust Company, National Association, ATTN: Global Corporate Trust Services, 100 Wall Street, 6th Floor, New York, New York 10005. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. For debt securities held in book-entry form, payment on the securities will be governed by the depositary’s rules and procedures as described generally under “Legal Ownership and Book-Entry Issuance”.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities. (Section 1002 of the 2013 senior debt indenture and the subordinated debt indenture, Section 10.2 of the 2004 senior debt indenture)

Notices

We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee’s records. (Sections 101 and 106 of the 2013 senior debt indenture and the subordinated debt indenture, Sections 1.1 and 1.6 of the 2004 senior debt indenture) With respect to who is a legal “holder” for this purpose, see “Legal Ownership and Book-Entry Issuance”.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders, in the case of the 2013 senior debt indenture and the subordinated debt indenture, or at the end of three years after the amount is due to holders in the case of the 2004 senior debt indenture, will be repaid to us. After that two- or three-year period, holders may look only to us for payment and not to the trustee or any other paying agent. (Section 1003 of the 2013 senior debt indenture and the subordinated debt indenture, Section 10.5 of the 2004 senior debt indenture)

Special Situations

Mergers and Similar Transactions

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

If we merge with or into another company or firm or sell or lease substantially all our assets to another company or firm, the other company or firm must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to certain liens or other preferential rights in that property over other lenders, including the holders of the senior debt securities. We have promised in our senior debt indentures to limit these preferential rights on voting stock of any Restricted Subsidiary (as defined in the 2013 senior debt indenture) or Principal Subsidiary (as defined in the 2004 senior debt indenture) as discussed under “— Restrictive Covenants — Limitation on Liens on Stock of Restricted and Principal Subsidiaries and on Issuance or Disposition of Stock of Restricted and Principal Subsidiaries”. If a merger or other transaction would create any liens on the voting stock of our Restricted Subsidiaries (as defined in the 2013 senior debt indenture) or Principal Subsidiaries (as defined in the 2004 senior debt indenture), as applicable, we must comply with that restrictive covenant. Either the liens will be permitted under the covenant, or we would be required to grant an equivalent or higher-ranking lien on the same voting stock to the holders of the senior debt securities.

Modification and Waiver of the Debt Securities

There are four types of changes we can make to the indenture and the debt securities issued under that indenture.

Changes Requiring Approval of All Holders. First, there are changes that cannot be made to the indenture or the debt securities without specific approval of each holder of a debt security affected in any material respect by the change under a particular debt indenture. Affected debt securities may be all or less than all of the debt securities issued under that debt indenture or all or less than all of the debt securities of a series.

Following is a list of those types of changes under the 2004 senior debt indenture:

•	changing the fixed maturity;

•	reducing the principal amount;

•	reducing the rate of or changing the time of payment of interest, reducing any premium payable upon the redemption or changing the time at which the debt security may be redeemed or purchased;

•	reducing the percentage of debt securities referred to above, the holders of which are required to consent to any amendment, supplement or waiver;

•

waiving a default or event of default in the payment of principal of or interest or additional interest, if any, on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of a series of debt securities and a waiver of the payment default that resulted from such acceleration);

•	making any debt security payable in money other than that stated in the indenture and the debt securities;

•

making any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of or interest or additional interest, if any, on the debt securities;

•	making any change to the abilities of holders of debt securities to enforce their rights under the indenture or the provisions of the clauses above; or

•

except as permitted under the 2004 senior debt indenture, increasing the conversion price with regard to any series of debt securities or modifying any provision of the 2004 senior debt indenture relating to conversion of any debt securities in a manner adverse to the holders thereof. (Section 9.2)

Following is a list of those types of changes under the 2013 senior debt indenture and the subordinated debt indenture:

•

changing the stated maturity of the principal, any installment of principal or interest on a debt security, or reducing the principal amount or the rate of interest or any premium payable upon the redemption;

•	reducing any amounts due on a debt security;

•	reducing the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount debt security) following a default;

•	changing the place or currency of payment on a debt security;

•	impairing a holder’s right to sue for payment;

•	impairing any right that a holder of a debt security may have to exchange or convert the debt security for or into other property;

•	reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reducing the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	modifying any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 902)

Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular debt securities affected thereby. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 902 of the 2013 senior debt indenture and the subordinated debt indenture, Section 9.2 of the 2004 senior debt indenture) We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under “— Changes Requiring Approval of All Holders” unless we obtain the individual consent of each holder to the waiver. (Section 513 of the 2013 senior debt indenture and the subordinated debt indenture, Section 5.13 of the 2004 senior debt indenture)

Changes Not Requiring Approval. The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901 of the 2013 senior debt indenture and the subordinated debt indenture, Section 9.1 of the 2004 senior debt indenture)

We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities without the consent of the holders of a majority of the principal amount of the particular series affected or, if so provided and to the extent permitted by the Trust Indenture Act, of particular subordinated debt securities affected thereby. Also, we may not modify the subordination provisions of any outstanding subordinated debt securities without the consent of each holder of our senior indebtedness that would be adversely affected thereby. The term “senior indebtedness” is defined below under “— Subordination Provisions”.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of the debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “— Defeasance — Full Defeasance”. (Section 1302 of the 2013 senior debt indenture and the subordinated debt indenture, Section 4.2 of the 2004 senior debt indenture)

Under the 2013 senior debt indenture and the subordinated debt indenture, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. (Section 104 of the 2013 senior debt indenture and the subordinated debt indenture)

Under the 2004 senior debt indenture, the Company may set a day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture that is not more than 90 days prior to the date of such vote or other action. (Section 3.10 of the 2004 senior debt indenture)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Reports

The 2004 senior debt indenture provides that any documents or reports that we may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 30 days after we have filed those documents or reports with the SEC.

The 2013 senior debt indenture and the subordinated debt indenture provide that any documents or reports that we may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after we have filed those documents or reports with the SEC (the “Filing Obligation”). Under the Trust Indenture Act, we may have a separate obligation to file with the trustee documents or reports that we are required to file with the SEC. Under the 2013 senior debt indenture and the subordinated debt indenture (but not under the 2004 senior debt indenture), our failure to comply with the requirements of Section 314(a) of the Trust Indenture Act or our Filing Obligation or to file a report with the SEC as contemplated in the indenture or otherwise will not constitute an event of default under the 2013 senior debt indenture or the subordinated debt indenture. Accordingly, acceleration of our obligations under the debt securities will not be a remedy for our failure to file those documents or reports with the trustee, and you may have no remedy for the failure other than an action for damages.

Restrictive Covenants

General

We have made certain promises in each indenture called covenants where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business. In addition, in the senior debt indentures, but not in the subordinated debt indenture, we have made the promises described below.

Limitation on Liens on Stock of Restricted and Principal Subsidiaries and on Issuance or Disposition of Stock of Restricted and Principal Subsidiaries

The 2013 senior debt indenture provides that we will not, nor will we permit any Restricted Subsidiary to, directly or indirectly, issue, assume, incur or guarantee any indebtedness for borrowed money (which we refer to in this prospectus as “Debt”) secured by a mortgage, security interest, pledge, lien or other encumbrance upon any shares of stock of any Restricted Subsidiary without effectively providing that the senior debt securities (together with, if we shall so determine, any other indebtedness of or guarantee by us ranking equally with the senior debt securities and then existing or thereafter created) will be secured equally and ratably with that Debt. (Section 1006 of the 2013 senior debt indenture)

For purposes of the 2013 senior debt indenture, “Restricted Subsidiary” means each of Interfinancial Inc., Union Security Insurance Company and American Security Insurance Company so long as each remains a subsidiary, as well as any successor to all or a principal part of the business of that subsidiary and any other subsidiary which our board of directors designates as a Restricted Subsidiary. (Section 101 of the 2013 senior debt indenture)

The 2004 senior debt indenture provides that we will not, nor will we permit any of our Principal Subsidiaries to, directly or indirectly, create, issue, assume, incur, guarantee or permit to exist any Indebtedness that is secured by a mortgage, pledge, lien, security interest or other encumbrance on any of the common stock of a Principal Subsidiary owned by us or by any of our Principal Subsidiaries, unless our obligations under the debt securities and, if we so elect, any other of our Indebtedness ranking on a parity with, or prior to, the debt securities, shall be secured equally and ratably with, or prior to, such secured Indebtedness so long as it is outstanding and is so secured. (Section 10.3 of the 2004 senior debt indenture)

For the purposes of the 2004 senior debt indenture, “Indebtedness” is defined as the principal of and interest due on indebtedness of a Person, whether outstanding on the original date of issuance of the debt securities or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed and (b) any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For the purposes of this definition, (i) “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof and (ii) “indebtedness for money borrowed” means (1) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (2) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that (x) the deferred purchase price of any business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created and (y) trade accounts payable and accrued liabilities arising in the ordinary course of business shall not be considered Indebtedness) and (3) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such Person is a party. (Section 1.1 of the 2004 senior debt indenture)

Furthermore, for the purposes of the 2004 senior debt indenture, “Principal Subsidiary” means a consolidated subsidiary of Assurant that, as of the time of the determination of whether such consolidated subsidiary is a “Principal Subsidiary”, accounted, in each case, for 10% or more of the total assets of Assurant and its consolidated subsidiaries, as set forth in the most recent balance sheet filed by Assurant with the SEC. (Section 1.1 of the 2004 senior debt indenture)

We will not, nor will we permit any Restricted Subsidiary (under the 2013 senior debt indenture) or Principal Subsidiary (under the 2004 senior debt indenture) to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any capital stock, other than nonvoting preferred stock, of any Restricted Subsidiary or Principal Subsidiary, as applicable, except for:

•	the purpose of qualifying directors;

•	sales or other dispositions to us or one or more Restricted Subsidiaries (under the 2013 senior debt indenture) or Principal Subsidiaries (under the 2004 senior debt indenture);

•

the disposition of all or any part of the capital stock of any Restricted Subsidiary (under the 2013 senior debt indenture) or Principal Subsidiary (under the 2004 senior debt indenture) for consideration which is at least equal to the fair value of that capital stock as determined by our board of directors acting in good faith; or

•

an issuance, sale, assignment, transfer or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at our request or the request of any Restricted Subsidiary (under the 2013 senior debt indenture) or Principal Subsidiary (under the 2004 senior debt indenture). (Section 1006 of the 2013 senior debt indenture and Section 10.4 of the 2004 senior debt indenture)

For the purposes of the senior debt indentures, “capital stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in corporate stock. (Section 101 of the 2013 senior debt indenture and the subordinated debt indenture, Section 1.1 of the 2004 senior debt indenture)

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indentures.

The subordinated debt indenture defines “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate in right of payment or equal in rank and right of payment to the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceases to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

The subordinated debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the prospectus supplement. (Section 1301 of the 2013 senior debt indenture and the subordinated debt indenture, Section 4.1 of the 2004 senior debt indenture)

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

•

We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates as certified by a nationally recognized firm of independent public accountants.

•

There must be a change in current U.S. federal tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

•

We must deliver to the trustee a legal opinion of counsel confirming the tax law change described above. (Sections 1302 and 1304 of the 2013 senior debt indenture and the subordinated debt indenture, Sections 4.2 and 4.4 of the 2004 senior debt indenture)

•	In the case of the subordinated debt securities, the following requirements must also be met:

•

No event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	We must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever did accomplish full defeasance, as described above, a holder would have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under “— Subordination Provisions” would not apply. A holder could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit as described above and we will be released from the restrictive covenants under the debt securities that are described above under “— Restrictive Covenants” and that may be described in the prospectus supplement. This is called covenant defeasance. In that event, the holder would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored-entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates as certified by a nationally recognized firm of independent public accountants; and

•

We must deliver to the trustee a legal opinion of counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, certain provisions of the indenture and the debt securities would no longer apply:

•	Covenants applicable to the series of debt securities that are described above under “— Restrictive Covenants” and described in the prospectus supplement.

•	Any events of default relating to breach of those covenants.

In addition, in the case of subordinated securities, the provisions described above under “— Subordination Provisions” will not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, a holder can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. (Sections 1303 and 1304 of the 2013 senior debt indenture and the subordinated debt indenture, Sections 4.3 and 4.4 of the 2004 senior debt indenture)

Events of Default

A holder will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is An Event of Default? The term “Event of Default” means any of the following:

•	We do not pay the principal of or any premium on a debt security on its due date;

•	We do not pay interest on a debt security within 30 days of its due date;

•	We do not deposit money in a separate account, known as a sinking fund, on its due date, if we agree to maintain any sinking fund;

•

We remain in breach of the restrictive covenant described above under “— Restrictive Covenants — Limitation on Liens on Stock of Restricted and Principal Subsidiaries and on Issuance or Disposition of Stock of Restricted and Principal Subsidiaries” or any other term of the indenture for 60 days after we receive a notice of default stating we are in breach; provided that under the 2013 senior debt indenture and the subordinated indenture our failure to comply with the requirements of Section 314(a) of the Trust Indenture Act or our Filing Obligation, as defined above, or to file a report with the SEC as contemplated in the indenture or otherwise will not constitute an event of default. The notice must be sent by either the trustee or holders of at least 10% of the principal amount of debt securities of the affected series under the 2013 senior debt indenture or the subordinated debt indenture or 25% of the principal amount of debt securities of the affected series under the 2004 senior debt indenture.

•	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur;

•

Under the 2004 senior debt indenture, a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of us or any of our subsidiaries (other than Indebtedness owed to us or one of our subsidiaries) where such Indebtedness exists as of the date of the 2004 senior debt indenture, or is created after the date of the 2004 senior debt indenture, if such default (i) is caused by a failure to pay principal of or interest on such Indebtedness after final maturity prior to the expiration of the grace period provided by such Indebtedness on the date of such default; or (ii) results in the acceleration of such Indebtedness prior to its express maturity; and, in the case of clause (i) and (ii), the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates to $50 million or more and such acceleration is not rescinded or annulled within 30 days of notice from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series; or

•

Any other event of default described in the prospectus supplement occurs. (Section 501 of the 2013 senior debt indenture and the subordinated debt indenture, Section 5.1 of the 2004 senior debt indenture)

Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions”. If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502 of the 2013 senior debt indenture and the subordinated debt indenture, Section 5.2 of the 2004 senior debt indenture) If we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, then the principal amount of all the securities of that series (or, if any securities of that series are original issue discount securities, such portion of the principal amount of such securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.

You should read carefully the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Section 603 of the 2013 senior debt indenture and the subordinated debt indenture, Section 6.3 of the 2004 senior debt indenture) If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the indenture;

•	the trustee may take any other action deemed proper by it that is not inconsistent with directions from the holders of the debt securities of the affected series; and

•

under the 2004 senior debt indenture, unless otherwise provided under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders of the debt securities of the affected series not involved in the proceeding. (Section 512 of the 2013 senior debt indenture and the subordinated debt indenture, Section 5.12 of the 2004 senior debt indenture)

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	The holder of the debt security must give the trustee written notice that an event of default has occurred and remains uncured;

•

The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and they must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking that action;

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•

No direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding securities of that series. (Section 507 of the 2013 senior debt indenture and the subordinated debt indenture, Section 5.7 of the 2004 senior debt indenture)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508 of the 2013 senior debt indenture and the subordinated debt indenture, Section 5.8 of the 2004 senior debt indenture)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default. (Section 1004 of the 2013 senior debt indenture and the subordinated debt indenture, Section 10.6 of the 2004 senior debt indenture)

Governing Law

The indentures are, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Our Relationship with the Trustee

An affiliate of U.S. Bank Trust Company, National Association acts as one of our lenders and, from time to time, may provide other banking customary services to the Company and our subsidiaries.

U.S. Bank Trust Company, National Association is serving as the trustee for our senior debt securities issued under the 2004 senior debt indenture and the 2013 senior debt indenture, and subordinated debt securities issued under the subordinated debt indenture. If an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee must eliminate the conflict or may be required to resign under one or more of the indentures and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

The recitals contained in this prospectus and in the debt securities shall be taken as statements of the Company and the trustee shall assume no responsibility for their correctness or the adequacy of any such statements. U.S. Bank Trust Company, National Association makes no representations or warranties regarding the debt securities or the adequacy or accuracy of this prospectus.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

References to the “Company” “we”, “us” or “our” in this section mean Assurant, Inc., excluding, unless otherwise expressly stated or the context requires, the subsidiaries of Assurant, Inc. Also, in this section, references to “holders” mean those who own shares of common stock registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of common stock should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

The following summary generally describes the material terms and provisions of our common stock as of the date of this prospectus. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our amended and restated certificate of incorporation (the “certificate of incorporation”) and our amended and restated by-laws (the “by-laws”), each of which is filed as an exhibit hereto. We encourage you to read our certificate of incorporation, by-laws and the applicable provisions of applicable law and rules, including the General Corporation Law of the State of Delaware (“DGCL”), for additional information.

General

Authorized Shares. The certificate of incorporation authorizes 800,000,000 shares of common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of the offering will be, fully-paid and nonassessable. As of January 17, 2024, we had 51,939,738 shares of common stock outstanding.

Dividends. Subject to any preferential rights of any outstanding series of preferred stock that our board of directors may create from time to time, the holders of our common stock will be entitled to dividends as may be declared from time to time by the board of directors from funds available therefor.

Voting Rights. Each share of common stock entitles the holder thereof to one vote on all matters, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the shares of our common stock will possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, under our by-laws, all matters to be voted on by the stockholders must be approved by the vote of the holders of a majority in voting power of the stock present and entitled to vote on the matter, other than the election of directors, which must be approved by a majority of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock.

Preemptive Rights. The holders of common stock do not have any preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to the common stock.

Liquidation Rights. Upon dissolution, liquidation or winding-up of the Company, subject to the rights of holders of any preferred stock outstanding or any other class or series of stock having preferential rights, the holders of shares of common stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding shares of common stock.

Anti-takeover Effects of Certain Provisions of the Certificate of Incorporation, By-Laws and Delaware General Corporation Law

The provisions of the DGCL and our certificate of incorporation and by-laws summarized below may have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in a premium being paid over the market price of our common stock, and discouraging, delaying or preventing changes in control or management of the Company.

Certificate of Incorporation and By-Laws

Our certificate of incorporation, which provides for the issuance of preferred stock, may have the effect of delaying, deferring or preventing a change of control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of shares of common stock. Further, our certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by a consent in writing. Special meetings of our stockholders may be called only by our Chief Executive Officer or by our board of directors pursuant to a resolution approved by the board of directors. In addition, our by-laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

Our board of directors has the authority, without further action of our stockholders, to issue up to 200,000,000 shares of preferred stock, par value $1.00 per share, in one or more series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof. The issuance of preferred stock on various terms could adversely affect the holders of common stock. The potential issuance of preferred stock may discourage bids for shares of our common stock at a premium over the market price of our common stock, may adversely affect the market price of shares of our common stock and may discourage, delay or prevent a change of control of the Company.

The anti-takeover and other provisions of our certificate of incorporation and by-laws could discourage potential acquisition proposals and could delay or prevent a change of control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Delaware General Corporation Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prevents a person who owns 15% or more of our outstanding voting stock, an “interested stockholder”, from engaging in some business combinations, as described below, with us for three years following the time that that person becomes an interested stockholder unless one of the following occurs:

•	the board of directors either approves the business combination or the transaction in which the person became an interested stockholder before that person became an interested stockholder;

•

upon consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by:

•	directors who are also officers of the Company; and

•	employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time that the transaction in which the person became an interested stockholder, the business combination is:

•	approved by the board of directors; and

•	authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock which is not owned by the interested stockholder.

For purposes of Section 203, the term “business combinations” includes mergers, consolidations, asset sales or other transactions that result in a financial benefit to the interested stockholder and transactions that would increase the interested stockholder’s proportionate share ownership of the Company.

Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with us for a period of three years after the stockholder becomes an interested stockholder. Although our stockholders have the right to exclude us from the restrictions imposed by Section 203, they have not done so. Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors, because the requirement stated above regarding stockholder approval would be avoided if a majority of the directors approves, prior to the time the party became an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “AIZ”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, P.O. Box 505000, Louisville, KY 40233.

DESCRIPTION OF PREFERRED STOCK AND

DEPOSITARY SHARES REPRESENTING PREFERRED STOCK WE MAY OFFER

References to “Assurant”, the “Company”, “us”, “we” or “our” in this section mean Assurant, Inc., and do not include the subsidiaries of Assurant, Inc. Also, in this section, references to “holders” mean those who own shares of preferred stock or depositary shares, as the case may be, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in shares of preferred stock or depositary shares should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

General

We may issue preferred stock in one or more series. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. In addition, we may issue preferred stock together with other preferred stock, debt securities, warrants, stock purchase contracts and common stock in the form of units as described below under “Description of Units We May Offer”. This section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

Because this section is a summary, it does not describe every aspect of the preferred stock and any related depositary shares. As you read this section, please remember that the specific terms of your series of preferred stock and any related depositary shares as described in your prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock or any related depositary shares.

Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our amended and restated certificate of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock and any related depositary shares you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Authorized and Outstanding Preferred Stock

Our board of directors has the authority, without further action of our stockholders, to issue up to 200,000,000 shares of preferred stock, par value $1.00 per share, in one or more series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof, which may include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designations of the series.

As of January 17, 2024, no shares of our preferred stock were outstanding.

In addition, as we described below under “— Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares”, we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Our issuance of shares of preferred stock may have the effect of discouraging or making an acquisition more difficult.

Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in your prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of Assurant.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

Form of Preferred Stock

We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”. All preferred stock will be issued in registered form.

Overview of Remainder of this Description

The remainder of this description summarizes:

•

preferred stockholders’ rights relative to common stockholders, such as the right of preferred stockholders to receive dividends and amounts on our liquidation, dissolution or winding-up before any such amounts may be paid to our common shareholders;

•	our ability to issue fractional or multiple shares of preferred stock in the form of depositary shares; and

•	various provisions of the deposit agreement, including how distributions are made, how holders vote their depositary shares and how we may amend the deposit agreement.

Preferred Stockholders’ Rights

Rank

Shares of each series of preferred stock will rank senior to our common stock with respect to dividends and distributions of assets. However, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in your prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the prospectus supplement.

Redemption

If specified in your prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be redeemed mandatorily.

Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in your prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares, including voting rights, will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

Our prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other of our securities or securities of third parties.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Assurant, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in your prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other parity securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other parity securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference and accrued and unpaid dividends.

Voting Rights

The holders of preferred stock of each series will have no voting rights, except:

•	as stated in the prospectus supplement and in the certificate of designations establishing the series; or

•	as required by applicable law.

Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares

We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt, as further described in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

Deposit Agreement

We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

•	Assurant;

•	a bank or other financial institutional selected by us and named in the prospectus supplement, as preferred stock depositary; and

•	the holders from time to time of depositary receipts issued under that deposit agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares. The depositary for the depositary shares may charge certain fees for holding the preferred stock on behalf of the holders of the depositary shares or in connection with certain transfers, redemptions, dividend payments, distributions or other transactions involving the depositary shares.

We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K.

Dividends and Other Distributions

The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Preferred Stock

If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, including voting rights, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, the preferred stock depositary will vote all shares of that series in proportion to the instructions received.

Conversion of Preferred Stock

If our prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities, or debt or equity securities of one or more third parties, our depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of our preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other of our securities or securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Form of Depositary Shares

We may issue depositary shares in book-entry form. Depositary shares in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the depositary shares represented by the global security. Those who own beneficial interests in depositary shares will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any depositary shares in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”. All depositary shares will be issued in registered form.

DESCRIPTION OF WARRANTS WE MAY OFFER

References to “Assurant”, the “Company”, “us”, “we” or “our” in this section mean Assurant, Inc., and do not include the subsidiaries of Assurant, Inc. Also, in this section, references to “holders” mean those who own warrants registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in warrants should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

General

We may issue warrants to purchase our senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock, any securities of a third party or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement that contains this prospectus or as an exhibit to a current report on Form 8-K.

A Prospectus Supplement Will Describe the Specific Terms of Warrants

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including currency units or composite currencies, investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•

the price at which and the currency or currencies, including currency units or composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of certain U.S. federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or nonoccurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a universal warrant. We refer to each property described above as a warrant property.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

References to “Assurant”, the “Company”, “us”, “we” or “our” in this section mean Assurant, Inc., and do not include the subsidiaries of Assurant, Inc. Also, in this section, references to “holders” mean those who own stock purchase contracts registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in stock purchase contracts registered in street name or in stock purchase contracts issued in book-entry form through one or more depositaries. Owners of beneficial interests in stock purchase contracts should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

The applicable prospectus supplement will describe the terms of any stock purchase contracts that we may offer. The following description and any description of stock purchase contracts in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by, reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts that we will file with the SEC as an exhibit to the registration statement that contains this prospectus or as an exhibit to a current report on Form 8-K.

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of our debt securities, preferred stock, common stock, depositary shares, warrants or securities of third parties, including U.S. Treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the stock purchase contracts.

DESCRIPTION OF UNITS WE MAY OFFER

References to “Assurant”, the “Company”, “ us”, “we” or “our” in this section mean Assurant, Inc., and do not include the subsidiaries of Assurant, Inc. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in units should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

The applicable prospectus supplement will describe the terms of any units. The following description and any description of units in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC as an exhibit to the registration statement that contains this prospectus or as an exhibit to a current report on Form 8-K.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	whether the units will be issued in fully registered or global form; and

•	if applicable, a discussion of certain U.S. federal income tax considerations.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

References to Assurant”, the “Company”, “us”, “we” or “our” in this section means Assurant, Inc. In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each debt security, warrant, stock purchase contract, unit or share of preferred or common stock in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, warrant agreement, stock purchase contract, unit agreement or depositary agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture or warrant agreement — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•

whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or stock purchase contract property under a stock purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

Unless otherwise noted in the applicable prospectus or pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	Euroclear System, which is known as “Euroclear”;

•	Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. An investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, any trustees, warrant agents, unit agents and any other third party retained to provide security-related services, will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, any trustees, warrant agents, unit agents and any other third parties retained to provide security-related services also do not supervise the depositary in any way;

•

The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. The existence of these intermediaries may cause delay in payments, transfers, notices or other communications between us, the depositary and you. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries, including any delay in any payments, transfers, notices or other communications to you.

Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee, warrant agent, unit agent or other agent, as applicable, that we wish to terminate that global security; or

•

in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants, the unit agent for any units or any other third party retained to provide securities-related services, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to DTC

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Redemption notices will be sent to DTC’s nominee, Cede & Co., as the registered holder of the securities. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the relevant trustee to DTC. DTC’s usual practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations Relating to Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers or (3) through agents or through a combination of any of these methods of sale. The prospectus or pricing supplement will set forth the following information:

•	the terms of the offering,

•	the names of any underwriters or agents,

•	the purchase price,

•	the net proceeds to us,

•	any delayed delivery arrangements,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any initial public offering price,

•	any discounts or concessions allowed or reallowed or paid to dealers, and

•	any commissions paid to agents.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they act as agents. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers, the terms of the transaction and the nature of the underwriter’s obligation.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares.

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may also be our customers, may engage in material transactions with us, and may perform services for us in the ordinary course of their businesses.

The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities. Unless otherwise specified in the prospectus supplement, each of the series of the securities will be a new issue with no established trading market.

LEGAL MATTERS

The validity of the debt securities, common stock, preferred stock, warrants, stock purchase contracts and units offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Printing		**
Legal fees and expenses		**
Accounting fees and expenses		**
Fees and expenses of trustee and counsel		**
Miscellaneous		**

Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
**	Estimated fees and expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The amended and restated certificate of incorporation of Assurant, Inc. provides that except as otherwise provided by the General Corporation Law of the State of Delaware, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law.

Article X of Assurant, Inc.’s amended and restated by-laws provides that the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. The corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the corporation.

Article X of Assurant, Inc.’s amended and restated by-laws also provides that the corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

In addition, Assurant, Inc. maintains a directors’ and officers’ liability insurance policy.

Item 16. Exhibits

See the Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Exhibits

1.1	Form of Underwriting Agreement for senior and subordinated debt securities.*

1.2	Form of Underwriting Agreement for preferred stock.*

1.3	Form of Underwriting Agreement for common stock.*

1.4	Form of Underwriting Agreement for depositary shares.*

1.5	Form of Underwriting Agreement for stock purchase contracts.*

1.6	Form of Underwriting Agreement for units.*

1.7	Form of Underwriting Agreement for warrants.*

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.1 to Assurant, Inc.’s Current Report on Form 8-K, originally filed on May 12, 2017 (File No. 001-31978)).**

3.2	Amended and Restated By-laws (incorporated by reference from Exhibit 3.1 to Assurant, Inc.’s Current Report on Form 8-K, originally filed on November 14, 2022 (File No. 001-31978)).**

3.3	Certificate of Designations of 6.50% Series D Mandatory Convertible Preferred Stock, filed with the Secretary of State of Delaware on March 12, 2018 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, originally filed on March 12, 2018).**

4.1	Senior Debt Indenture, dated as of February 18, 2004, between Assurant, Inc. and U.S. Bank Trust Company, National Association, successor to U.S. Bank National Association and SunTrust Bank, as trustee (incorporated by reference from Exhibit 10.27 to Assurant, Inc.’s Annual Report on Form 10-K (File No. 001-31978), originally filed on March 30, 2004).**

4.2	Indenture, dated as of March 28, 2013, between Assurant, Inc. and U.S. Bank Trust Company, National Association, successor to U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to Assurant, Inc.’s Current Report on Form 8-K (File No. 001-31978), originally filed on March 28, 2013). **

4.3	First Supplemental Indenture, dated as of February 28, 2023, between Assurant, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference from Exhibit 4.2 to Assurant, Inc.’s Current Report on Form 8-K (File No. 001-31978), originally filed on February 28, 2023).**

4.4	Subordinated Indenture, dated as of March 27, 2018, between Assurant, Inc. and U.S. Bank Trust Company, National Association, successor to U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.2 to Assurant, Inc.’s Current Report on Form 8-K (File No. 001-31978), originally filed on March 27, 2018).**

4.5	Form of Deposit Agreement.*

4.6	Form of Depositary Receipt (included in Exhibit 4.4).*

4.7	Form of Senior Debt Security, issued under the Senior Debt Indenture, dated as of February 18, 2004, between Assurant, Inc. and U.S. Bank Trust Company, National Association, successor to U.S. Bank National Association and SunTrust Bank, as trustee (included in Exhibit 4.1).**

4.8	Form of Senior Debt Security (included in Exhibit 4.2).**

4.9	Form of Subordinated Debt Security (included in Exhibit 4.3).**

Exhibit No.	Exhibits

4.10	Specimen Common Stock Certificates (incorporated by reference to Exhibit 4.1 to the Form S-1/A (File No. 333-109983) and amendments thereto, originally filed on January 13, 2004).**

4.11	Specimen Preferred Stock Certificate (incorporated by reference to Exhibit 4.8 to the Form S-3 (File No. 333-155149), filed on November 6, 2008).**

4.12	Form of Warrant Agreement.*

4.13	Form of Stock Purchase Contract Agreement, including the form of security certificate.*

4.14	Form of Unit Agreement, including form of unit certificate.*

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereof).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, to act as trustee under the Senior Debt Indenture, dated as of January 22, 2024, between Assurant, Inc. and U.S. Bank Trust Company, National Association, successor to U.S. Bank National Association and SunTrust Bank, as trustee.

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, to act as trustee under the Indenture, dated as of January 22, 2024, between Assurant, Inc. and U.S. Bank Trust Company, National Association, successor to U.S. Bank National Association, as trustee.

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, to act as trustee under the Subordinated Indenture, dated as of January 22, 2024, between Assurant, Inc. and U.S. Bank Trust Company, National Association, successor to U.S. Bank National Association, as trustee.

107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with an offering of particular securities.
**	Filed previously.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on January 22, 2024.

ASSURANT, INC.

By:	/s/ Keith W. Demmings
Name: Keith W. Demmings
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Jay Rosenblum and Mariana Wisk and each of them severally, the individual’s true and lawful attorney or attorneys-in-fact and agents with power to act with or without the other, and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as director, officer or both, as the case may be, of Assurant, Inc., this Registration Statement and any and all amendments thereto, including any and all exhibits and other instruments and documents in connection therewith to be filed with the U.S. Securities and Exchange Commission (“SEC”), to file the same with the SEC and to appear before the SEC in connection with any matter relating thereto. The undersigned hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on January 22, 2024.

Signature	Title

/s/ Keith W. Demmings Keith W. Demmings	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Keith Meier Keith Meier	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Dimitry DiRienzo Dimitry DiRienzo	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ Elaine D. Rosen Elaine D. Rosen	Non-Executive Board Chair and Director

/s/ Paget L. Alves Paget L. Alves	Director

/s/ Rajiv Basu Rajiv Basu	Director

/s/ J. Braxton Carter J. Braxton Carter	Director

/s/ Juan N. Cento Juan N. Cento	Director

/s/ Harriet Edelman Harriet Edelman	Director

Signature	Title

/s/ Sari Granat Sari Granat	Director

/s/ Lawrence V. Jackson Lawrence V. Jackson	Director

/s/ Debra J. Perry Debra J. Perry	Director

/s/ Ognjen Redzic Ognjen Redzic	Director

/s/ Paul J. Reilly Paul J. Reilly	Director

/s/ Robert W. Stein Robert W. Stein	Director